EXHIBIT 99.1

This exhibit provides background data to assist investors in their analysis of our medical professional liability business retention under the reporting regimen we will begin presenting effective with our reporting of results for the quarter and six months ended June 30, 2010.
Amounts in the table below exclude PICA.

	Full Year 2005	Full Year 2006	Full Year 2007	Full Year 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Full Year 2009	Q1 2010
New Method: Premium Retention Renewal Percentage vs Prior Year Period	84%	84%	85%	87%	90%	90%	86%	89%	89%	89%
Old Method: Policyholder Renewal Percentage vs Prior Year Period	85%	84%	86%	88%	89%	89%	89%	89%	89%	88%
New Method – Old Method = Difference Due to Change	-1%	-	-1%	-1%	1%	1%	-3%	-	-	1%